Consent of Independent Auditors


We consent to the reference to our firm under the captions "Selected Financial Data", and "Experts" and to the use of our report dated August 8, 1996, which contains an explanatory paragraph with respect to a going concern uncertainty, with respect to the consolidated financial statements and schedule of ABC Dispensing Technologies, Inc. included in Amendment No. 2 to Registration Statement (Form S-1 No. 333-49673) and related Prospectus of ABC Dispensing Technologies, Inc. for the registration of 10,518,250 shares of its common stock.


                                                   ERNST & YOUNG LLP


Akron, Ohio
August 5, 1998